Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 24, 2015, except for the effects of the reverse stock split described in Note 3, as to which the date is October 2, 2015, relating to the financial statements of CytomX Therapeutics, Inc., which appears in CytomX Therapeutics, Inc.’s Amendment No. 5 to the Registration Statement on Form S-1 (No. 333-206658) filed on October 6, 2015.

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 30, 2015